Exhibit 99.1

Ethan Allen Reports Results for Quarter Ended September 30, 2010

DANBURY, Conn.--(BUSINESS WIRE)--October 27, 2010--Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) (NYSE:ETH) reported operating results for the three months ended September 30, 2010.

Net sales for the quarter ended September 30, 2010 were $164.8 million, up 21.0% from the prior year quarter. The Company’s Retail division delivered net sales of $121.0 million, an increase of 17.3% from the prior year quarter. Total written orders booked for the Retail division decreased 2.4% while comparable design center orders were 3.5% higher than the prior year quarter.

Farooq Kathwari, Chairman, President and CEO commented, “We are pleased with the growth of sales and profitability. The ‘Great Recession’ has provided an opportunity to make substantial improvements in most aspects of our vertically integrated enterprise. Written business for the quarter was impacted by the timing of the end of savings events, which ended October 18 this year compared with a September 30 conclusion last year.”

Net income for the quarter ended September 30, 2010 was $3.8 million or $0.13 per diluted share. This compares with a net loss the prior year quarter of $13.6 million or $0.47 per diluted share. Excluding special items from both periods, the current quarter net income was $3.2 million or $0.11 per diluted share compared to a prior year net loss of $5.7 million or $0.20 per diluted share.

The Company maintained strong liquidity and ended the quarter with cash and securities totaling $90.7 million. During the quarter, the Company paid $7.7 million to repurchase a portion of its common stock and bonds. An additional $3.0 million of bonds were repurchased in early October 2010.

Mr. Kathwari stated, “While we are faced with an uncertain economic environment, we are cautiously optimistic that due to our many initiatives, we have the opportunity to gain market share and continue to show improvements compared to the prior year in both sales and earnings. During the past quarter, we increased our advertising spending and introduced our new campaign, which while maintaining the aspirational value of our brand, also gets the message across about our excellent values, stylish products, quality, and interior design services.”

Analyst Conference Call

The Company will conduct a conference call at 11:00 AM (Eastern) on Thursday, October 28th to discuss the financial results and our business initiatives. The live webcast and replay are accessible via the Company’s website at http://ethanallen.com/investors.

About Ethan Allen

Ethan Allen Interiors Inc. is a leading interior design company and manufacturer and retailer of quality home furnishings. The Company offers free interior design service to its clients and sells a full range of furniture products and decorative accessories through ethanallen.com and a network of approximately 280 Design Centers in the United States and abroad. Ethan Allen owns and operates seven manufacturing facilities in North America, including five manufacturing plants and one sawmill in the United States and one manufacturing plant in Mexico. Approximately seventy percent of its products are made in its United States plants. For more information on Ethan Allen’s products and services, visit ethanallen.com.

This press release should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended June 30, 2010 and other reports filed with the Securities and Exchange Commission. This press release and related discussions contain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements reflect management’s current expectations concerning future events and results of the Company, and are subject to various assumptions, risks and uncertainties. Accordingly, actual future events or results could differ materially from those contemplated by the forward-looking statements. The Company assumes no obligation to update or provide revision to any forward-looking statement at any time for any reason.

Ethan Allen Interiors Inc.
Selected Financial Information
Unaudited
(in thousands)

Selected Consolidated Financial Data:

	Three Months Ended
	09/30/10	09/30/09

Net sales	$164.8	$136.2
Gross margin	50.0%	42.8%
Operating margin	3.3%	-11.8%
Operating margin (excluding special items*)	3.8%	-5.0%
Net income (loss)	$3.8	($13.6)
Net income (loss) (excluding special items* and
related income tax effects)	$3.2	($5.7)
Operating cash flow	($0.9)	$17.0
Capital expenditures	$1.5	$2.5
Treasury stock repurchases (settlement
date basis)	$5.4	$0.0

EBITDA	$13.9	($2.8)
EBITDA as % of net sales	8.4%	-2.1%

EBITDA (excluding special items*)	$13.3	($0.1)
EBITDA as % of net sales (excluding special items*)	8.0%	-0.1%

Selected Financial Data by Business Segment:
	Three Months Ended
	09/30/10	09/30/09
Retail
Net sales	$121.0	$103.2
Operating margin	-3.5%	-11.0%
Operating margin (excluding special items*)	-3.4%	-10.4%

Wholesale
Net sales	$107.6	$81.3
Operating margin	11.1%	-5.7%
Operating margin (excluding special items*)	11.7%	4.9%

* Special items consist of restructuring, impairment, transition charges, and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
Condensed Consolidated Income Statements
Unaudited
(in thousands)

	Three Months Ended
	09/30/10	09/30/09

Net sales	$164,841	$136,190
Cost of sales	82,460	77,881
Gross profit	82,381	58,309
Operating expenses:
Selling	39,327	35,934
General and administrative	37,443	37,651
Restructuring and impairment charge	225	812
Total operating expenses	76,995	74,397
Operating income (loss)	5,386	(16,088)
Interest and other income	3,157	797
Interest expense	2,974	2,981
Income (loss) before income taxes	5,569	(18,272)
Income tax expense (benefit)	1,756	(4,693)
Net income (loss)	$3,813	$(13,579)

Basic earnings per common share:
Net income (loss) per basic share	$0.13	$(0.47)
Basic weighted average shares outstanding	28,779	28,926

Diluted earnings per common share:
Net income (loss) per diluted share	$0.13	$(0.47)
Diluted weighted average shares outstanding	28,950	28,926

Ethan Allen Interiors Inc.
Condensed Consolidated Balance Sheets
Unaudited
(in thousands)

	September 30,	June 30,
	2010	2010

Assets
Current assets:
Cash and cash equivalents	$62,728	$73,852
Marketable securities	11,671	11,075
Accounts receivable, net	16,484	17,105
Inventories	138,518	134,040
Prepaid expenses & other current assets	26,565	23,620
Total current assets	255,966	259,692

Property, plant and equipment, net	302,095	305,747
Intangible assets, net	45,128	45,128
Restricted cash and investments	16,329	17,318
Other assets	3,495	3,892

Total Assets	$623,013	$631,777

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	3,899	3,898
Customer deposits	51,111	52,605
Accounts payable	20,422	23,952
Accrued expenses & other current liabilities	65,055	65,287
Total current liabilities	140,487	145,742

Long-term debt	197,042	199,369
Other long-term liabilities	18,060	19,123
Deferred income taxes	8,956	9,084
Total liabilities	364,545	373,318

Shareholders' equity	258,468	258,459

Total Liabilities and Shareholders' Equity	$623,013	$631,777

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2010 and 2009
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2010	2009
Net Income / Earnings Per Share
Net income (loss)	$3,813	$(13,579)
Add: special items net of related tax effects *	(655)	7,893
Net income (loss) (excluding special items* and
related income tax effects)	$3,158	$(5,686)

Earnings (loss) per basic share	$0.13	$(0.47)
Earnings (loss) per basic share (excluding special items*
and related income tax effects)	$0.11	$(0.20)
Basic weighted average shares outstanding	28,779	28,926

Earnings (loss) per diluted share	$0.13	$(0.47)
Earnings (loss) per diluted share (excluding special
items* and related income tax effects)	$0.11	$(0.20)
Diluted weighted average shares outstanding	28,950	28,926

Consolidated Operating Income / Operating Margin
Operating income (loss)	$5,386	$(16,088)
Add: special items *	904	9,318
Operating income (loss) (excluding special items*)	$6,290	$(6,770)

Net sales	$164,841	$136,190
Operating margin	3.3%	-11.8%
Operating margin (excluding special items*)	3.8%	-5.0%

Wholesale Operating Income / Operating Margin
Wholesale operating income (loss)	$11,939	$(4,660)
Add: special items	679	8,656
Wholesale operating income (excluding special items*)	$12,618	$3,996
Wholesale net sales	$107,555	$81,281
Wholesale operating margin	11.1%	-5.7%
Wholesale operating margin (excluding special items*)	11.7%	4.9%

Retail Operating Income / Operating Margin
Retail operating income (loss)	$(4,290)	$(11,349)
Add: special items	225	662
Retail operating income (loss) (excluding special items*)	$(4,065)	$(10,687)
Retail net sales	$121,023	$103,150
Retail operating margin	-3.5%	-11.0%
Retail operating margin (excluding special items*)	-3.4%	-10.4%

* Special items consist of restructuring, impairment, transition charges, and certain other items.
Related tax effects are calculated using a normalized income tax rate.

Ethan Allen Interiors Inc.
GAAP Reconciliation
Three Months Ended September 30, 2010 and 2009
Unaudited
(in thousands, except per share amounts)

	Three Months Ended
	September 30,
	2010	2009

EBITDA
Net income (loss)	$3,813	$(13,579)
Add: interest expense (income), net	2,675	2,766
Add: income tax expense (benefit)	1,756	(4,693)
Add: depreciation and amortization (including accelerated depreciation)	5,607	12,697
EBITDA	$13,851	$(2,809)
Net sales	$164,841	$136,190
EBITDA as % of net sales	8.4%	-2.1%

EBITDA	$13,851	$(2,809)
Add: special items*	(596)	2,688
Adjusted EBITDA	$13,255	$(121)
Net sales	$164,841	$136,190
Adjusted EBITDA as % of net sales	8.0%	-0.1%
* Special items consist of restructuring, impairment, transition charges, and certain other items.
Related tax effects are calculated using a normalized income tax rate.

CONTACT:
Ethan Allen Interiors Inc.
Investors / Media:
David R. Callen, 203-743-8305
Vice President Finance & Treasurer